Exhibit 99.1

PAE Announces New Senior Secured Credit Facilities

Highlights

•$740 million, 7-year Term Loan
•$150 million, 7-year Delayed Draw Term Loan
•$175 million, 5-year Revolving Credit Facility

FALLS CHURCH, Va., October 20, 2020 — PAE (NASDAQ: PAE, PAEWW) today announced it has closed new senior secured credit facilities.

The credit agreements establish a $740 million term loan facility maturing in October 2027 priced at LIBOR plus a spread of 4.50%, a $150 million delayed draw term loan facility maturing in October 2027 priced at LIBOR plus a spread of 4.50%; and, a $175 million senior secured revolving credit facility maturing in October 2025 priced at LIBOR plus a spread of 1.75% to 2.25%.

“The new credit agreements will improve our free cash flow and debt maturity profile, which we can now deploy to fund our growth strategy, including acquiring, integrating and operating businesses in our sector to drive growth and margin expansion,” said PAE President and CEO John Heller.

The loans under the credit agreements are secured by a first lien over substantially all of the company's assets as well as affirmative and negative covenants customary for transactions of this type, including limitations with respect to indebtedness, liens, investments, dividends, disposition of assets, change in business and transactions with affiliates.

The company used the proceeds from the new credit agreement to repay the amounts outstanding under its existing first lien and second lien term loan facilities, with the remaining amounts to be used for general corporate purposes, potential mergers and acquisitions, and transaction fees and expenses.

The joint lead arrangers and joint bookrunners under the senior secured credit facilities are BofA Securities, Inc., Citizens Bank, National Association, Morgan Stanley Senior Funding, Inc., Stifel Nicolaus and Company, Incorporated and Truist Securities, Inc.

Morgan, Lewis & Bockius LLP acted as legal counsel to PAE for the transaction and Cahill Gordon & Reindel LLP acted as legal counsel to the joint lead arrangers and joint bookrunners.

About PAE

For 65 years, PAE has tackled the world’s toughest challenges to deliver agile and steadfast solutions to the U.S. government and its allies. With a global workforce of approximately 20,000 on all seven continents and in approximately 60 countries, PAE delivers a broad range of operational support services to meet the critical needs of our clients. Our headquarters is in Falls Church, Virginia. Find us online at pae.com, on Facebook, Twitter and LinkedIn.

Forward-Looking Statements

This press release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the new credit agreements improving our free cash flow and debt maturity profile and our expectation that this will enable us to fund our growth strategy, PAE’s possible or assumed future results of operations, financial results, backlog, estimation of resources for contracts, strategy for and management of growth, needs for additional capital, risks related to government contracting generally, including failures to properly manage projects and subcontractors, susceptibility to claims, litigation and other disputes, and risks related to public health crises. These forward-looking statements are based on PAE’s management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside PAE’s management’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Forward-looking statements included in this release speak only as of the date of this release. PAE does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date of this release except as may be required by the federal securities laws.

For investor inquiries regarding PAE:

Mark Zindler
Vice President Investor Relations
PAE
703-717-6017
mark.zindler@pae.com

For media inquiries regarding PAE:

Terrence Nowlin
Senior Communications Manager
PAE
703-656-7423
terrence.nowlin@pae.com